FOR IMMEDIATE RELEASE


PRESS RELEASE

Mauro Parissi                              Stanley Wunderlich
Chief Financial officer                    Consulting for Strategic Growth, Ltd.
Dectron Internationale Inc.                Corporate Developments Consultants
514-334-9609                               516-625-4523
Fax 514-334-9184                           From USA 800-625-2236
                                           cfsg@iname.com


          DECTRON COMPLETES ACQUISITION OF THE CAPITAL STOCK OF CASCADE
                  TECHNOLOGIES, PM WRIGHT AND CIRCULAIRE GROUP


MONTREAL, QUEBEC, CANADA, December 8, 1998 - Dectron Internationale, Inc. (Nasdaq; DECTF, BSE; DRN) an engineering leader in the HVAC/air filtration industry, today announced that it has completed the acquisitions of Cascade Technologies, PM Wright, and Circulaire Group (Cascade). Cascade, based in Montreal, with clients throughout North America, Asia and other parts of the world, specializes in air, gas, dust and fume filtration, Indoor Air Quality
(IAQ) and heat recovery. The Company is in process of filing an 8-K with the Securities and Exchange Commission disclosing additional details about the acquisition.

Ness Lakdawala, President and CEO noted "this transaction on a pro-forma basis, will result in an increase of approximately $10 million dollars (expressed in U.S. Dollars) of additional revenues, and approximately $625,000 of additional net income". Net profits will increase on a pro-forma basis to over $1.5 million dollars. Since the transaction has not resulted in the issuance of any additional common stock, it is anticipated that this transaction will have a positive and immediate impact on earnings per share.

In completing this transaction, Ness Lakdawala, Dectron's President and CEO said, "the acquisition of Cascade adds another dimension to further widen our base of business. We look forward to a smooth assimilation of these companies into Dectron, having a similar corporate culture, similar operating methods, compatible customer support philosophies and lines of products consistent with those used int he HVAC/air filtration industry. Moreover, the opportunities for cross selling various products and services are indeed prevalent and very exciting".

In further commencing about 1998, Mr. Lakdawala noted that "the past few months, having made the transition from being a private company to going public on October 5, 1998, have been exhausting but exhilarating". J.P. Turner & Company, L.L.C. and Klein Maus & Shire, Incorporated managed the offering. The Company offered 1 million shares of common stock at $6.00 and 1 million warrants at $0.125. In addition, 45,000 shares and 150,000 warrants of the over-allotment were exercised by the Underwriters on November 19,1998 resulting in a net amount of over $245,000 received by the Company.

Dectron manufactures and supplies an extensive array of products for the dehumidification, refrigeration, air conditioning, energy recycling, and indoor air quality markets for commercial establishments. The Company's common stock and warrants are traded on NASDAQ under the symbols, DECW and DECTF, and on the Boston Stock Exchange under the symbols, DRNW and DRN.

























DISCLAIMER: THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS AS DEFINED BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS INCLUDE STATEMENTS CONCERNING PLANS, OBJECTIVES, GOALS, STRATEGIES, FUTURE EVENTS OR PERFORMANCE AND UNDERLYING ASSUMPTIONS AND OTHER STATEMENTS, WHICH ARE OTHER THAN STATEMENTS OF HISTORICAL FACTS. THESE STATEMENTS ARE SUBJECT TO UNCERTAINTIES AND RISKS INCLUDING, BUT NOT LIMITED TO, PRODUCT AND SERVICE DEMAND AND ACCEPTANCE, CHANGES IN TECHNOLOGY, ECONOMIC CONDITIONS, THE IMPACT OF COMPETITION AND PRICING, GOVERNMENT REGULATION, AND OTHER RISKS DEFINED IN THIS DOCUMENT AND IN STATEMENTS FILED FROM TIME TO TIME WITH THE SECURITIES AND EXCHANGE COMMISSION. ALL SUCH FORWARD-LOOKING STATEMENTS, WHETHER WRITTEN OR ORAL, AND WHETHER MADE BY OR ON BEHALF OF THE COMPANY, ARE EXPRESSLY QUALIFIED BY THESE CAUTIONARY STATEMENTS AND ANY OTHER CAUTIONARY STATEMENTS WHICH MAY ACCOMPANY THE FORWARD-LOOKING STATEMENTS. IN ADDITION, THE COMPANY DISCLAIMS ANY OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF.